Exhibit 99.1

Press Release

Contact Information:

Thomas Song

Managing Vice President

Tower Group, Inc.

212-655-4789

tsong@twrgrp.com

Tower Group, Inc. Announces Issuance of $20 Million of Subordinated Debentures in Connection with an Offering of Trust Preferred Securities

New York — January 22, 2007 — Tower Group, Inc. (NASDAQ: TWGP) announced today that it intends to raise $20 million through the offering of subordinated debentures. The subordinated debentures have stated maturities of 30 years, pay interest quarterly and are redeemable at par on or after five years from the date of issuance. The interest rate is fixed at 8.155% for the first five years and the coupon rate will float quarterly thereafter at the three-month LIBOR interest rate plus 300 basis points.

The trust preferred offering is expected to close on or about January 25, 2007.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered. The subordinated debentures and the trust preferred securities, as well as the securities issued by the pool, have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

About Tower Group, Inc.

Tower Group, Inc., headquartered in New York City, offers property and casualty insurance products and services through its insurance company and insurance service subsidiaries. Its two insurance company subsidiaries are Tower Insurance Company of New York which is rated A- (Excellent) by A.M. Best Company and offers commercial insurance products to small to medium-size businesses and personal insurance products to individuals and Tower National Insurance Company which is also rated A- (Excellent) by A.M. Best Company. Tower Group’s insurance services subsidiary, Tower Risk Management, acts as a managing general agency, adjusts claims and negotiates reinsurance terms on behalf of other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; changes in the level of demand for our insurance and reinsurance products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.